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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Second Amendment)

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2001

THE TITAN CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-6035 (Commission File No.)	95-2588754 (IRS Employer Identification No.)

3033 Science Park Road
San Diego, California 92121
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (858) 552-9500

Item 2.  Acquisition or Disposition of Assets.

    As previously reported on Form 8-K/A filed on September 28, 2001 with the Securities and Exchange Commission, The Titan Corporation ("Titan") completed its acquisition of all outstanding shares of common stock of Datron Systems Incorporated ("Datron") pursuant to an Agreement and Plan of Merger and Reorganization, dated as of June 24, 2001 (the "Merger Agreement"), by and among Titan, Datron and Gem Acquisition Corp. ("Merger Sub"), a wholly-owned subsidiary of Titan, on September 28, 2001. Pursuant to the Merger Agreement, Merger Sub was merged with and into Datron, with Datron being the surviving corporation (the "Merger"). As a result of the Merger, Datron became a wholly owned subsidiary of Titan.

    Titan completed its acquisition of Datron in a two-step transaction. In the first step of the transaction, on August 4, 2001, Merger Sub completed an exchange offer (the "Offer") in which it offered to exchange 0.81919 of a share of Titan common stock for each outstanding share of Datron common stock that was validly tendered and not properly withdrawn prior to the expiration of the Offer. In the Offer, Titan, through Merger Sub, acquired 1,953,682 shares of Datron common stock, equaling approximately 69.6% of the total number of shares of Datron common stock outstanding at the expiration of the Offer. In the subsequent Merger, each outstanding share of Datron common stock which was not exchanged in the Offer was exchanged for the right to receive 0.81919 of a share of Titan common stock (the same exchange ratio offered in the Offer).

    The Merger is intended to qualify as a tax-free reorganization and is being accounted for as a purchase. The description contained in this Item 2 of the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which is included as Exhibit 2.1 hereto.

Item 7.  Financial Statements and Exhibits.

(a)
Financial statements of business acquired.

    The unaudited condensed consolidated balance sheet of Datron as of June 30, 2001, the unaudited condensed consolidated statements of income and cash flows of Datron for the three months ended June 30, 2001 and the notes related thereto are incorporated herein by reference to Titan's Post-effective Amendment No. 1 to a Registration Statement on Form S-4 (Registration No. 333-64768), filed by Titan with the Securities and Exchange Commission on August 21,2001 and included as Exhibit 99.1 hereto.

    The audited consolidated balance sheet of Datron as of March 31, 2001, the audited consolidated statements of operations, stockholders' equity and cash flows of Datron for the year then ended, the notes related thereto and the related auditor's report are incorporated herein by reference to Titan Post-effective Amendment No. 1 to a Registration Statement on Form S-4 (Registration No. 333-64768), filed by Titan with the Securities and Exchange Commission on August 21, 2001 and included as Exhibit 99.1 hereto.

(b)
Pro forma financial information.

    The unaudited pro forma financial information as of June 30, 2001 and for the year ended December 31, 2000 and the six months ended June 30, 2001 is incorporated herein by reference to Titan's Post-effective Amendment No. 1 to a Registration Statement on Form S-4 (Registration No. 333-64768) filed by Titan with the Securities and Exchange Commission on August 21, 2001 and included as Exhibit 99.1 hereto.

(c)
Exhibits.

    2.1  Agreement and Plan of Merger and Reorganization, dated as of June 24, 2001, by and among The Titan Corporation, Gem Acquisition Corp. and Datron Systems Incorporated (incorporated by reference to Annex A filed with the registrant's Registration Statement on Form S-4 (Registration No. 333-64768) previously filed on July 9, 2001).

    23.1  Consent of Deloitte & Touche LLP.

    99.1  Financial Statements of Datron Systems Incorporated and related notes thereto and Unaudited Pro Forma Condensed Combined Financial Data of The Titan Corporation and Datron Systems Incorporated and related notes thereto, previously included as pages F-1 to F-25 and pages 72 to 76, respectively, of Registrant's Post-Effective Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-64768) previously filed on August 21, 2000.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TITAN CORPORATION

Date: October 18, 2001	By:	/s/ MARK W. SOPP
Mark W. Sopp Senior Vice President and Chief Financial Officer

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Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES